Exhibit 8.1

CORPORATE ORGANIZATION CHART

OCEANFREIGHT INC.

MARSHALL ISLANDS SUBSIDIARIES					LIBERIAN SUBSIDIARIES

OCEANSHIP SHAREHOLDINGS LIMITED	OCEANSHIP OWNERS LIMITED	M/V TRENTON – SOLD	NEW BUILDING VLOC#1	OCEANVIEW OWNERS LIMITED	OCEANVIEW SHAREHOLDERS LIMITED

OCEANWEALTH SHAREHOLDINGS LIMITED	OCEANWEALTH OWNERS LIMITED	M/V PIERRE - SOLD	NEW BUILDING VLOC#2	OCEANSURF OWNERS LIMITED	OCEANSURF SHAREHOLDERS LIMITED

OCEANVENTURE SHAREHOLDINGS LIMITED	OCEANVENTURE OWNERS LIMITED	M/V AUSTIN - SOLD	NEW BUILDING VLOC#3	OCEANCENTURY OWNERS LIMITED	OCEANCENTURY SHAREHOLDERS LIMITED

OCEANRESOURCES SHAREHOLDINGS LIMITED	OCEANRESOURCES OWNERS LIMITED	M/V JUNEAU-SOLD

OCEANSTRENGTH SHAREHOLDINGS LIMITED	OCEANSTRENGTH OWNERS LIMITED	M/V LANSING-SOLD

OCEANENERGY SHAREHOLDINGS LIMITED	OCEANENERGY OWNERS LIMITED	M/V HELENA

OCEANTRADE SHAREHOLDINGS LIMITED	OCEANTRADE OWNERS LIMITED	M/V TOPEKA

OCEANPRIME SHAREHOLDINGS LIMITED	OCEANPRIME OWNERS LIMITED	M/V RICHMOND-SOLD

OCEANCLARITY SHAREHOLDINGS LIMITED	OCEANCLARITY OWNERS LIMITED	M/T PINK SANDS-SOLD

OCEANFIGHTER SHAREHOLDERS INC.	OCEANFIGHTER OWNERS INC.	M/T OLINDA

OCEAN FAITH SHAREHOLDERS INC.	OCEAN FAITH OWNERS INC.	M/T TIGANI - SOLD

OCEAN BLUE SPIRIT SHAREHOLDERS INC.	OCEAN BLUE SPIRIT OWNERS INC.	M/T TAMARA-SOLD

KIFISSIA STAR SHAREHOLDERS INC.	KIFISSIA STAR OWNERS INC.	M/V AUGUSTA-SOLD

OCEANPOWER SHAREHOLDERS INC.	OCEANPOWER OWNERS INC.	M/V MONTECRISTO

OCEANWAVE SHAREHOLDERS LIMITED	OCEANWAVE OWNERS LIMITED	M/V PARTAGAS

OCEANRUNNER SHAREHOLDERS LIMITED	OCEANRUNNER OWNERS LIMITED	M/V ROBUSTO

OCEANFIRE SHAREHOLDERS INC.	OCEANFIRE OWNERS INC.	M/V COHIBA

AMAZON SHAREHOLDERS LIMITED	AMAZON OWNING COMPANY LIMITED	NEW BUILDING VLOC#4

PASIFAI SHAREHOLDERS LIMITED	PASIFAI OWNING COMPANY LIMITED	NEW BUILDING VLOC# 5

OCEANVIEW SHAREHOLDERS LIMITED	OCEANVIEW OWNERS LIMITED

OCEANSURF SHAREHOLDERS LIMITED	OCEANSURF OWNERS LIMITED

OCEANCENTURY SHAREHOLDERS LIMITED	OCEANCENTURY OWNERS LIIMITED

FREIGHTWISE INVESTMENTS LTD